SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 9, 2004
Date of Earliest Event Reported: May 26, 2004

NATURAL GAS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27862	80-0028196

(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner, Suite 1340, Houston, Texas	77024

(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

REALTY INTERACTIVE, INC.

378 North Main Street, No. 124, Layton, Utah 84043

(Former Name or Former Address, if Changed Since Last Report).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES

Explanatory Note:

Natural Gas Systems, Inc. is filing this Amendment No. 2 to this Current Report on Form 8-K, which was initially filed on June 3, 2004 and amended on June 21, 2004, solely to file the financial statements of Natural Gas Systems, Inc. in response to Item 7. These financial statements appear beginning on Page F-1 of this Current Report on Form 8-K.

This Amendment does not reflect events occurring after the filing of the June 3, 2004 Form 8-K, nor does it modify or update those disclosures in any way, except as required to reflect the effects of the above-described restatement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired.

     The balance sheet of Natural Gas Systems, Inc. as of December 31, 2003, and the related statement of operations, stockholders’ equity and cash flows for the period from September 23, 2003 (the inception date) to December 31, 2003, appear beginning on page F-1 of this Current Report on Form 8-K and are hereby incorporated by reference herein.

     The accompanying statements of revenues and direct operating expenses of the Delhi Field acquired on September 23, 2003, for the period from January 1, 2003 to September 23, 2003 and for the nine-month period ended December 31, 2002 appear beginning on page F- 20 of this Current Report on Form 8-K and are hereby incorporated by reference herein.

     (b) Pro Forma Financial Information

     The pro forma financial information required by Article 11 of Regulation S-X has not been presented because Reality Interactive, Inc. had no operations at the time of the merger.

     (c) Exhibits.

2.1	Agreement and Plan of Reorganization dated as of April 12, 2004 among Reality Interactive, Inc., Reality Acquisition Corp., Global Marketing Associates, Inc., Dean H. Becker and Natural Gas Systems, Inc. (filed as an exhibit to Reality Interactive’s Report on Form 8-K/A dated April 22, 2004, which was filed with the Securities and Exchange Commission on April 27, 2004, and incorporated by reference into this Report on Form 8-K).

*16.1	Letter dated June 2, 2004 from Chisholm, Bierwolf & Nilson, LLC regarding its concurrence with the statements made by Reality Interactive concerning the change in accountants.

*Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SYSTEMS, INC.
Date: August 9, 2004	By:	/s/ ROBERT HERLIN
Robert Herlin, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Natural Gas Systems, Inc.

We have audited the accompanying balance sheet of Natural Gas Systems, Inc. as of December 31, 2003, and the related statement of operations, stockholders’ equity and cash flows for the period from September 23, 2003 (the inception date) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Systems, Inc. as of December 31, 2003, and the results of its operations and changes in its stockholders’ equity and cash flows for the period from September 23, 2003 (inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Hein & Associates LLP
Houston, Texas

July 30, 2004

NATURAL GAS SYSTEMS, INC.

CONSOLIDATED BALANCE SHEET

	December 31,	March 31,
	2003	2004
		(Unaudited)
ASSETS
Current Assets
Cash and short-term investments	$830,312	$113,843
Receivables	56,837	73,625
Inventories	109,216	119,908
Prepaid expenses	25,930	11,413
Retainers and deposits	210,000	342,473

Total current assets	1,232,295	661,262
Oil and gas properties being amortized (full cost method)	2,971,468	3,012,515
Oil and gas properties not being amortized	–	17,203
Less: accumulated amortization	(13,960)	(27,537)

Net oil and gas properties	2,957,508	3,002,181
Furniture, fixtures and equipment, at cost	3,091	3,091
Less: accumulated depreciation	(386)	(772)

Net furniture, fixtures and equipment	2,705	2,319
Other assets (cash balances earmarked for bonding requirements)	301,835	301,835

Total Assets	$4,494,343	$3,967,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$114,188	$105,362
Accrued liabilities	41,118	4,035
Notes payable	1,437,073	1,088,499
Production taxes payable	665	–

Total current liabilities	1,593,044	1,197,896
Deferred plugging and abandonment liabilities	305,004	308,206
Stockholder’s equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized, 20,864,000 and 21,000,000 shares issued and outstanding in 2003 and 2004, respectively	20,865	21,000
Additional paid-in capital	3,399,085	3,534,350
Deferred stock based compensation	(486,750)	(432,443)
Accumulated deficit	(336,905)	(661,412)

Total stockholders’ equity	2,596,295	2,461,495

Total liabilities and stockholders’ equity	$4,494,343	$3,967,597

See accompanying notes to financial statements.

NATURAL GAS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Period
	from
	September 23,	Quarter
	2003 (Inception)	Ended
	to December 31,	March 31,
	2003	2004
		(Unaudited)
Revenues:
Oil sales	$24,229	$48,572

Total revenues	24,229	48,572
Expenses:
Operating costs	76,303	58,696
Production taxes	3,002	6,025
Depletion	13,960	13,576
General and administrative	239,093	270,620

Total expenses	332,358	348,917

Loss from operations	(308,129)	(300,345)
Other revenues and expense:
Interest income	1,148	2,264
Interest expense	(29,924)	(26,426)

Total other revenues and expense	(28,776)	(24,162)

Net loss	$(336,905)	$(324,507)

See accompanying notes to financial statements.

NATURAL GAS SYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM SEPTEMBER 23, 2003 (INCEPTION) TO MARCH 31, 2004

						Total
			Additional		Accumulated	Stockholders’
	Shares	Dollars	Paid-In Capital	Deferred	Deficit	Equity
Balances, September 23, 2003	–	$–	$–	$–	$–	$–
Sales of common stock	20,864,800	20,865	2,861,935	–	–	2,882,800
Stock-based compensation	–	–	537,150	(486,750)	–	50,400
Net loss	–	–	–	–	(336,905)	(336,905)

Balances, December 31, 2003	20,864,800	20,865	3,399,085	(486,750)	(336,905)	2,596,295
Sales of common stock (unaudited)	135,200	135	135,265	–	–	135,400
Deferred compensation (unaudited)	–	–	–	54,307	–	54,307
Net loss (unaudited)	–	–	–	–	(324,507)	(324,507)

	21,000,000	$21,000	$3,534,350	$(432,443)	$(661,412)	$2,461,495

See accompanying notes to financial statements.

NATURAL GAS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Period
	from
	September 23,	Quarter
	2003 (Inception)	Ended
	to December 31,	March 31,
	2003	2004
		(Unaudited)
Operating activities:
Net loss	$(336,905)	$(324,507)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depletion	13,960	13,576
Depreciation	386	386
Stock-based compensation expense	50,400	54,308
Accretion of debt discount	29,924	–
Accretion of deferred plugging and abandonment liability	3,169	3,202
Increase in receivables	(28,762)	(16,788)
Increase in inventories	(109,216)	(10,692)
Increase (decrease) in accounts payable	114,188	(8,826)
Increase (decrease) in other current liabilities	41,783	(37,748)
Decrease (increase) in prepaid expenses	(25,930)	14,517
Increase in retainers and deposits	(210,000)	(132,473)

Net cash used by operating activities	(457,003)	(445,045)
Investing activities:
Capital expenditures for oil and gas properties	(1,290,560)	(58,250)
Capital expenditures for furniture, fixtures, and equipment	(3,090)	–
Cash restricted for Delhi bonding requirements	(301,835)	–

Net cash used in investing activities	(1,595,485)	(58,250)
Financing activities:
Payments on notes payable	–	(348,574)
Proceeds from issuance of common stock	2,882,800	135,400

Net cash provided (used) by financing activities	2,882,800	(213,174)

Net increase (decrease) in cash	830,312	(716,469)
Cash and cash equivalents, beginning of period	–	830,312

Cash and cash equivalents, end of period	$830,312	$113,843

Supplemental Cash Flow Information:
Interest paid	–	–
Interest taxes paid	–	–
Non-cash transactions:
Seller note issued to acquire properties, net of discount	$1,407,049	–
Assumption of plugging and abandonment liability	$301,835	–

See accompanying notes to financial statements.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

1.	Company’s Business

Natural Gas Systems, Inc. is a petroleum company engaged primarily in the acquisition, exploitation and development of properties for the production of crude oil and natural gas from underground reservoirs. Formed in September 2003, the Company acquires established oil and gas properties and exploits them through the application of conventional and specialized technology to increase production, ultimate recoveries, or both. The terms “Company” and “NGS” refer to Natural Gas Systems, Inc., and its subsidiaries. NGS currently conducts operations through its 100% working interest in the Delhi Field.

2.	Significant Risks and Uncertainties

Preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies as of the balance sheet date, and the reported amount of revenues and expenses during the reporting period. On an ongoing basis, management reviews its estimates, including those related to litigation, environmental liabilities, income taxes, abandonment costs and the determination of proved reserves. Changes in circumstances may result in revised estimates and actual results may differ from those estimates.

The Company’s business makes it vulnerable to changes in crude oil and natural gas prices. Such prices have been volatile in the past and can be expected to be volatile in the future. This volatility can dramatically affect cash flows and proved reserves, since price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves). Other risks related to proved reserves, revenues and cash flows include the Company’s current reliance on the concentration of a few wells. The reserve report dated as of January 1, 2004, identifies eight wells that make up approximately 60% of the Company’s PV10. At July 31, 2004, approximately 85% of the Company’s production was derived from three wells.

3.	Summary of Significant Accounting Policies

Principles of Consolidation – The consolidated financial statements include the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

3.	Summary of Significant Accounting Policies (continued)

Oil and Gas Properties and Furniture, Fixtures and Equipment – The Company follows the full cost method of accounting for its investments in oil and natural gas properties. All costs incurred in the acquisition, exploration and development of oil and natural gas properties, including unproductive wells, are capitalized. Included in capitalized costs are general and administrative costs that are directly related with acquisition, exploration and development activities. Proceeds from the sale of oil and natural gas properties are credited to the full cost pool, unless the sale involves a significant quantity of reserves, in which case a gain or loss is recognized. Under the rules of the Securities and Exchange Commission (“SEC”) for the full cost method of accounting, the net carrying value of oil and natural gas properties, reduced by the asset retirement obligation, is limited to the sum of the present value (10% discount rate) of the estimated future net cash flows from proved reserves, based on the current prices, plus the lower of cost or estimated fair market value of unproved properties adjusted for related income tax effects.

Capitalized costs of proved oil and natural gas properties are depleted on a unit of production method using proved oil and natural gas reserves. Costs depleted include net capitalized costs subject to depletion and estimated future dismantlement, restoration and abandonment costs.

Equipment, which includes computer equipment, hardware and software and furniture and fixtures, is recorded at cost and is generally depreciated on a straight-line basis over the estimated useful lives of the assets, which range in period of three to seven years.

Repairs and maintenance are charged to expense as incurred.

Statement of Cash Flows – For purposes of the statements of cash flows, cash equivalents include highly liquid financial instruments with maturities of three months or less as of the date of purchase.

Concentrations of Credit Risk – All of the Company’s trade receivables are due from one purchaser. Accounts receivable are generally not collateralized.

Revenue Recognition – The Company recognizes oil and natural gas revenue from its interests in producing wells as oil and natural gas is sold.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

3.	Summary of Significant Accounting Policies (continued)

Stock Options – As permitted by SFAS No. 123, “Accounting for Stock Based Compensation,” the Company follows the accounting requirements for stock options and stock-based awards contained in Accounting Principles Board Opinion No. 25, “Accounting for stock Issued to Employees,” and related Interpretations and consensus of the Emerging Issues Task Force in terms of measuring compensation expense.

SFAS 123, “Accounting for Stock-Based Compensation,” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”).

Fair Value of Financial Instruments – Our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and seller notes. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments. The fair values of the seller notes approximates their carrying amounts as of December 31, 2003, based upon interest rates currently available to us for borrowings with similar terms.

New Accounting Pronouncements – In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. SFAS No. 143 was effective for the Company at inception.

During December 2003, the FASB issued Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46”), which requires the consolidation of certain entities that are determined to be variable interest entities (“VIE’s”). An entity is considered to be a VIE when either (i) the entity lacks sufficient equity to carry on its principal operations, (ii) the equity owners of the entity cannot make decisions about the entity’s activities or (iii) the entity’s equity neither absorbs losses or benefits from gains. NGS owns no interest in variable interest entities, and therefore this new interpretation has not affected the Company’s consolidated financial statements.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

3.	Summary of Significant Accounting Policies (continued)

Unaudited Information – The balance sheet as of March 31, 2004 and the statements of operations for the three-month period ended March 31, 2004 were taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments which are necessary to make not misleading the Company’s financial position as of March 31, 2004 and the results of operations for three months ended March 31, 2004. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.

4.	Acquisitions

During September 2003, NGS completed the acquisition of a 100% working interest in the Delhi Field, currently the only operating asset of the Company. The acquisition closed on September 25, 2003, whereby NGS paid $995,000 in cash, issued a purchase money mortgage for $1,500,000 (See Note 7, Notes Payable, for a description of the mortgage) and assumed a plugging and abandonment reclamation liability in the amount of approximately $302,000 (see Note 5, Asset Retirement Obligations), in exchange for the conveyance of all the underlying leasehold interests. In addition to the mortgage, the property is burdened by a 20% royalty interest.

5.	Asset Retirement Obligations

When an oil or gas property ceases economic production, the Company dismantles and removes all surface equipment, plugs the wells and restores the property’s surface in accordance with various regulations and agreements before abandoning the property. The state of Louisiana requires operators of oil and gas properties to secure plugging, abandonment and reclamation liabilities with financial collateral in favor of the state. In the case of the Delhi Field, the previous owner had established a Site Specific Trust Fund (SSTA Account) that is considered a fully funded liability by the state of Louisiana. Pursuant to the Company’s agreement to purchase the Delhi Field in September of 2003, NGS agreed to replace the seller’s collateral on the SSTA Account within 120 days of closing. At December 31, 2003, NGS had not yet posted its collateral, but the Company earmarked $301,835 in cash balances by transferring this amount to “Other Assets” on the Company’s balance sheet.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

5.	Asset Retirement Obligations (continued)

In accordance with FAS 143, the Company has recorded an estimated asset retirement obligation (“ARO”) for its Delhi Field of approximately $302,000, of which $274,000 relates to the Company’s wells and $28,000 relates to wells operated by the Company for a third party. Accordingly, the Company has recorded an asset retirement obligation in the amount of $302,000 with an offsetting $274,000 charge to the full cost pool, and a $28,000 receivable due from the 3rd party, which was received in the second quarter of 2004.

Also in accordance with FAS 143, the Company provides accretion expense on all ARO liabilities. For the Delhi Field, NGS uses the 10-year constant maturity Treasury yield of 4.27% available at September 30, 2003, which equates to 1.05% per quarter.

During the quarter ended March 31, 2004, NGS replaced the seller’s collateral by posting a letter of credit in the face amount of $301,835, fully collateralized by a certificate of deposit issued on Wells Fargo Bank.

The following table describes the change in the Company’s asset retirement obligations for the period from September 23, 2003 (inception) to March 31, 2004:

Asset retirement obligation at September 23, 2003	$301,835
Accretion expense for 2003	3,169

Asset retirement obligation at December 31, 2003	305,004
Accretion expense for 2004	3,202

Asset retirement obligation at March 31, 2004	$308,206

6.	Oil and Gas Properties

Depletion expense for the period from September 23, 2003 (inception) to December 31, 2003 and for the quarter ended March 31, 2004 totaled $13,960 and $13,576, respectively.

During 2003, no costs were excluded from amortization. For the quarter ended March 31, 2004, $17,203 costs were not being amortized, pending the closing or abandonment of property acquisitions under active consideration.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

7.	Notes Payable

In September, 2003, the Company issued $1,500,000 of notes payable in connection with its acquisition of the Delhi Field. The notes are collateralized by a first mortgage on the Company’s Delhi field and are payable to the sellers in twelve equal monthly installments beginning on January 30, 2004. Although the notes bear no interest, the Company has imputed interest at 8% per annum, thus resulting in an initial recorded principal amount of $1,407,049. At December 31, 2003, the balance of the notes payable was $1,436,973, including $29,924 of imputed interest. At March 31, 2004, the principal balance outstanding was $1,088,399.

8.	Common Stock and Stock Options

At December 31, 2003, the Company had 20,864,800 issued and outstanding shares of common stock. During 2003, 18,000,000 common shares were issued as founder’s capital at $0.001 per share, and 2,864,800 common shares were sold and issued at $1.00 per share through a private equity offering to accredited investors.

At March 31, 2004, the Company had 21,000,200 issued and outstanding shares of common stock. During the quarter ended March 31, 2004, 135,400 common shares were sold and issued at $1.00 per share.

The Company adopted a stock option plan in 2003 (the “Plan”). The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company’s common stock. The Plan provides both for the direct award or sale of shares and for the grant of options to purchase shares in an aggregate amount not to exceed 4,000,000 shares. Options granted under the Plan may include nonstatutory options as well as incentive stock options intended to qualify under Section 422 of the Code.

At December 31, 2003, options totaling 600,000 shares of the Company’s stock had been granted, subject to various vesting requirements. Options to purchase 250,000, 250,000 and 100,000 shares were granted to Messrs. Herlin, McDonald and Lee (counsel to the Company), respectively. Mr. Herlin’s options are committed for subsequent transfer to Tatum Partners in consideration of their services agreement with the Company. These options were accounted for under APB 25, with respect to Messrs. Herlin and McDonald, and under FASB 123 with respect to Mr. Lee, and gave rise to expense of $537,150 which will be expensed over the respective vesting periods of the options.

No options were issued during the quarter ended March 31, 2004.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

8.	Common Stock and Stock Options (continued)

A reconciliation of reported loss as if the Company used the fair value method of accounting for stock-based compensation has not been provided as the results obtained from the fair value and intrinsic method were essentially the same.

Fair value was estimated at the date of grant using the Black-Scholes options pricing model with the following weighted average assumptions: risk-free interest rate of approximately 2.5%; dividend yield of 0%; volatility factor of .001 to .25; and a weighted-average expected life of three years. These assumptions resulted in a weighted average grant date fair value of $.87. For purposes of the pro forma disclosures, the estimated fair value is amortized to expense over the awards’ vesting period.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a single measure of the fair value of its employee stock options. Pro forma compensation cost reflected above may not be representative of the cost to be expected in future years.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

8.	Common Stock and Stock Options (continued)

At December 31, 2003, 3,400,000 shares were available for grant under the plans. A summary of options transactions for the period from September 23, 2003 (inception) to December 31, 2003 follows:

Weighted
Average
	Number of	Exercise
	Shares	Price
Outstanding at September 23, 2003	–	$–
Granted	600,000	.10
Exercised	–	–
Canceled	–	–

Outstanding at December 2003	600,000	$.10

Shares exercisable at December 31, 2003	–	–

	Options Outstanding
		Weighted	Exercisable
Range of	Outstanding At	Average	December 31,
Exercisable Prices	December 31, 2003	Exercise Price	2003
.001	350,000	.001	–
.25	250,000	.25	–

The weighted average remaining contractual life of options outstanding at December 31, 2003, was approximately 46 months. The weighted average grant date fair value of the options granted in 2003 was $.89 per share. The options vest as follows: 2004 – 150,000; 2005 – 150,000; 2006 – 150,000; and 2007 – 150,000.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

9.	Related Party Transactions

Laird Cagan, Chairman of the Board of the Company, is a Managing Director of Cagan McAfee Capital Partners. Cagan McAfee Capital Partners performs financial advisory services to the Company pursuant to a written agreement. Terms of the agreement include a $15,000 per month fee, in addition to other transaction fees that may be earned for completed transactions.

As of December 31, 2003, the Company had disbursed $200,000 to Cagan McAfee Capital Partners as an advance toward the anticipated expenses of completing a reverse merger in a public shell on behalf of the Company. In January 2004, another $100,000 had been advanced. These amounts are included in retainers and deposits in the accompanying balance sheet. The agreement specifies that the advances are refundable to the Company in the event that a reverse merger is not completed by June 30, 2004. On May 26, 2004, a reverse merger was completed and the fees earned (see Note 14, Subsequent Events).

Eric McAfee, also a Managing Director of Cagan McAfee Capital Partners, has served as Vice Chairman of the Board of Verdisys, Inc., the provider of certain horizontal drilling services to the Company. Subsequently in 2004, Mr. McAfee resigned from the Board of Directors of Verdisys, but continues to hold shares in both companies. Mr. McAfee has represented to the Company that he is also a 50% owner of Berg McAfee Companies, LLC, which owns approximately 30% of Verdisys, Inc.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

10.	Supplemental Oil and Gas Disclosures

The following supplemental unaudited information regarding the Company’s oil and gas activities is presented in accordance with FAS 69:

Capitalized Costs Relating to Oil and Gas Producing Activities

	December 31,	March 31,
	2003	2004
Unproved oil and gas properties	$–	$17,203
Proved oil and gas properties	2,971,468	3,012,515

	2,971,468	3,029,718
Less accumulated amortization and impairment	(13,960)	(27,537)

Net Capitalized Costs	$2,957,508	$3,002,181

Costs Incurred in Oil and Gas Producing Activities

	For the
	Period from
	September 23,
	2003	Quarter
	(Inception) to	Ended
	December 31,	March 31,
	2003	2004
Property acquisition costs:
Proved	$2,363,716	$–
P&A liability assumed	273,760	–
Unproved	–	17,203
Exploration costs	–	–
Development costs	333,992	41,047

Total Property Acquisition Costs	$2,971,468	$58,250

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

10.	Supplemental Oil and Gas Disclosures (continued)

Results of Operations for Oil and Gas Producing Activities

	For the
	Period from
	September 23,
	2003	Quarter
	(Inception) to	Ended
	December 31,	March 31,
	2003	2004
Oil and gas sales	$24,229	$48,572
Production costs	(76,303)	(58,696)
Production taxes	(3,002)	(6,025)
Depletion	(13,960)	(13,576)
Proved property impairment	–	–

Results of operations for oil and gas producing activities (excluding corporate overhead and financing costs)	$(69,036)	$(29,725)

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

10.	Supplemental Oil and Gas Disclosures (continued)

Proved Developed and Undeveloped Reserves
prepared by W.D. Von Gonten & Co. Petroleum Engineers

The following table sets forth the net proved reserves of the Company as of December 31, 2003, and the changes therein for the period from September 23, 2003 (inception) to December 31, 2003. The reserve information was reviewed by W.D. Von Gonten & Co., independent petroleum engineers. All of the company’s oil and gas producing activities are located in the United States.

	Oil	Gas
	(bbls)	(mcf)
September 23, 2003	–	–
Purchases of minerals in place	241,219	778,700
Extensions and discoveries	–	–
Production	(857)	–
Sales of minerals in place	–	–

December 31, 2003	240,362	778,700

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

10.	Supplemental Information on Oil & Gas Operations (continued)

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003

The information that follows has been developed pursuant to SFAS No. 69 and utilizes reserve and production data prepared or reviewed by independent petroleum consultants. Reserve estimates are inherently imprecise and estimates of new discoveries are less precise than those of producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

The estimated discounted future net cash flows from estimated proved reserves are based on prices and costs as of the date of the estimate unless such prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs. Future income tax expense has been reduced for the effect of available net operating loss carryforwards.

Future cash inflows	$13,318,169
Future production costs	(2,895,677)
Future development costs	(357,000)
Future income taxes	(2,412,000)

Future Net Cash Flows	7,653,492
10% annual discount	(1,479,544)

Standardized Measure	$6,173,948

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

10.	Supplemental Information on Oil & Gas Operations (continued)

Changes in Standardized Measure

The following table sets forth the changes in standardized measure of discounted future net cash flows for the period from September 23, 2003 (inception) to December 31, 2003:

Standardized Measure, September 23, 2003	$–
Net change in income taxes	(1,945,722)
Oil and gas sales, net of costs	51,065
Purchase of minerals in place	8,068,605

Standardized Measure, December 31, 2003	$6,173,948

11.	Subsequent Events

On May 17, 2004, the Company changed its fiscal year from December 31, to June 30.

On May 26, 2004, the Company completed a reverse merger into Reality Interactive, a public shell, wherein NGS took control of the surviving company. Following completion of the merger, Reality Interactive changed its name to Natural Gas Systems, Inc. The Company’s trading symbol is NGSY and trades on the Over-the-Counter Bulletin Board (OTCBB). The completion of the merger earned Cagan McAfee Capital Partners the $300,000 fee described in Note 10, Related Party Transactions.

During the 2nd calendar quarter of 2004, NGS completed its 2nd round private equity offering to accredited investors for the sale of 750,000 common shares at an effective price of $1 per share and began its 3rd round private equity offering to accredited investors, of which, 250,000 common shares have been sold at an effective price of $1 per share (the “effective price” includes warrants attached, all of which were immediately exercised). Expenses for both offerings include placement fees equal to 8% of proceeds, plus warrants exercisable at $1 per share on 8% of shares sold (additional to the warrants issued above). All offering expenses were payable to Cagan McAfee Capital Partners in accordance with the financial advisory services agreement described in Note 9, Related Party Transactions.

NATURAL GAS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(THE PERIOD SUBSEQUENT TO DECEMBER 31, 2003 IS UNAUDITED)

12.	Income Taxes

The tax effect of significant temporary differences representing deferred tax assets and liabilities at December 31, 2003, are as follows:

Oil and gas properties	$(113,558)
Net operating loss carryforwards	228,043
Valuation Allowance	(114,485)

Net deferred tax asset	$–

The increase in the valuation allowance during fiscal 2003 of $114,485 is the result of additional net tax losses incurred during the year.

As of December 31, 2003, the Company has net operating loss carryforwards of approximately $670,714 that will expire in 2024. Future utilization of the net operating loss carryforwards and other tax attributes may be limited by changes in the ownership of the Company in May 2004 under section 382 of the Internal Revenue Code.

The difference between the actual income expense or benefit of zero for fiscal year 2003 and the expected amount using the statutory income tax rate of 34% results from the 100% valuation allowance on the deferred tax asset at year end.

13.	Liquidity

As of December 31, 2003 and March 31, 2004, the Company had negative working capital of $360,749 and $536,634, respectively and incurred losses for the periods ended December 31, 2003 and March 31, 2004 of $336,905 and $324,507, respectively. These matters raise concerns about the Company’s ability to meet its future obligations and fund future operations.

The Company has taken the following steps to provide funding for operations, acquisitions of producing properties and to meet its debt obligations:

•	Substantially increased production from the Delhi Field.

•	Initiated a private offering of its common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Natural Gas Systems, Inc.

We have audited the accompanying statements of revenues and direct operating expenses of the Delhi Field acquired on September 23, 2003, for the period from January 1, 2003 to September 23, 2003 and for the nine-month period ended December 31, 2002. The statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free from material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the direct operating revenues and direct operating expenses of the Delhi Field acquired on September 23, 2003, in conformity with accounting principles generally accepted in the United States of America.

Hein & Associates LLP
Houston, Texas

July 30, 2004

NATURAL GAS SYSTEMS, INC.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE DELHI FIELD
ACQUIRED ON SEPTEMBER 23, 2003

	For the
	Period From	For the
	January 1,	Nine-Month
	2003 to	Period Ended
	September 23,	December 31,
	2003	2002
Oil and Gas Sales	$148,506	$64,491
Direct Operating Expenses	141,854	55,202

Net Revenue	$6,652	$9,289

NATURAL GAS SYSTEMS, INC.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1.	Basis of Preparation

The accompanying historical summaries of revenues and direct operating expenses relate to the operations of the Delhi Field oil and gas properties acquired by Natural Gas Systems, Inc. (the “Company”) on September 23, 2003 from Delta Exploration and Development Co. and Camark Production Co. The properties were acquired for $1,000,000 in cash and an interest-free note payable in the amount of $1,495,000.

Revenues are recorded when the Company’s share of oil or natural gas and related liquids are sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses, ad valorem taxes and production taxes. Depreciation and amortization of oil and gas properties, general and administrative expenses and income taxes have been excluded from operating expenses in the accompanying historical summaries because the amounts would not be comparable to those resulting from proposed future operations.

The historical summaries presented herein were prepared for the purpose of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

2.	Supplemental Information on Oil and Gas Reserves (Unaudited)

Proved oil and gas reserves consist of those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

The following estimates of proved reserves have been made by independent engineers, based on the 80% net revenue interest purchased by the Company. The estimated net interest in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

NATURAL GAS SYSTEMS, INC.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

2.	Supplemental Information on Oil and Gas Reserves (Unaudited) (continued)

The changes in proved reserves of the Delhi Field properties acquired on September 23, 2003 for the period from January 1, 2003 to September 23, 2003 and for the nine months ended December 31, 2002 are set forth below.

		Natural Gas
	Oil	(Thousand
	(Barrels)	Cubic Feet)
Reserves at April 1, 2002	248,074	778,700
Production	(2,461)	–
Revisions, extensions and discoveries	–	–

Reserves at January 1, 2003	245,613	778,700
Production	(4,394)	–
Revisions, extensions and discoveries	–	–

Reserves at September 23, 2003	241,219	778,700

The standardized measure of discounted estimated future net cash flows related to proved oil and gas reserves as of September 23, 2003 and December 31, 2002 is as follows:

	September 23,	December 31,
	2003	2002
Future cash inflows	$11,097,902	$11,437,004
Future production costs	(2,892,314)	(3,054,627)
Future development costs	(357,000)	(357,000)
Future income taxes	(1,658,000)	(1,718,000)

Future net cash flows	6,190,588	6,307,377
10% annual discount	(1,290,548)	(1,669,865)

Standardized measure of discounted future net cash flows	$4,900,040	$4,637,512

NATURAL GAS SYSTEMS, INC.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

2.	Supplemental Information on Oil and Gas Reserves (Unaudited) (continued)

The primary changes in the standardized measure of discounted estimated future net cash flows for the period from January 1, 2003 to September 23, 2003 and for the nine-month period ended December 31, 2002, were as follows:

	2003	2002
Beginning of period	$4,637,512	$3,254,254
Sales of oil and gas produced, net of production costs	(6,652)	(9,289)
Effect of change in prices	(267,891)	1,846,310
Accretion of discount	463,751	325,425
Net change in income taxes	47,492	(609,524)
Revision of estimates and other	25,828	(169,664)

End of period	$4,900,040	$4,637,512

Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on period-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates to estimated future pre-tax net cash flows related to proved oil and gas reserves, less Natural Gas Systems’ tax basis of the properties involved as if the purchase had occurred at April 1, 2002.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

NATURAL GAS SYSTEMS, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On September 23, 2003, Natural Gas Systems, Inc. (the “Company”) acquired interests in the Delhi Field for considering of $2,495,000. Unaudited pro forma financial statements have not been prepared to demonstrate the effect on the Company’s financial position and results of operations as if the properties had been acquired on December 31, 2002 (with respect to the pro forma balance sheet) and at January 1, 2003 and April 1, 2002 (with respect to the pro forma statements of income) because the Company did not exist prior to September 23, 2003.